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                                                                 EXHIBIT 10.25.9


                                THIRD AMENDMENT
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                                      TO
                                      --
                   REVOLVING CREDIT AND TERM LOAN AGREEMENT
                   ----------------------------------------

     This Amendment, dated as of September 22, 1999, is entered into by FONTANA WATER RESOURCES, INC., a Delaware corporation (the "Borrower"), and UNION BANK
                                                    --------
OF CALIFORNIA, N.A., a national banking association (the "Bank").
                                                          ----

                                   Recitals
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     A.  The Borrower and the Bank have entered into a Revolving Credit and Term
Loan Agreement dated as of September 30, 1994, as amended by a First Amendment to Revolving Credit and Term Loan Agreement dated as of January 30, 1997 and a Second Amendment to Revolving Credit and Term Loan Agreement dated as of August 14, 1997 (said Agreement, as so amended, herein called the "Credit Agreement").
                                                            ----------------
Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of interpretation set forth in Sections 1.2 and 1.3 of the Credit Agreement are incorporated herein by reference.

     B. The Borrower and the Bank wish to amend the Credit Agreement to add some new covenants thereto. Accordingly, the Borrower and the Bank agree as set forth below.

     Section 1.  Amendments to Credit Agreement.  Effective as of the date
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hereof and subject to satisfaction of the conditions precedent set forth in
Section 2, the Credit Agreement is hereby amended as set forth below.

         (a) The following new definition is added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

         "Operating Income" means, with respect to the Borrower for any fiscal
          ----------------
     quarter thereof, (a) gross revenues, less (b) the sum of (i) operating
                                          ----
     expenses, (ii) cost of goods sold, (iii) selling, general and administrative expenses and (iv) any similar expenses; provided, however,
                                                            --------  -------
     that the foregoing shall (A) exclude any extraordinary and nonrecurring losses and/or gains to the extent such losses and gains would be excluded in accordance with generally accepted accounting principles and (B) be determined by reference to the certificate for such quarter delivered by the Borrower to the Bank pursuant to Section 6.1(g) or (h)."

         (b) Section 6.1 of the Credit Agreement is amended by deleting the word "and" at the end of Section 6.1(f), re-lettering Section 6.1(g) as Section 6.1(i) and adding the following new Sections 6.1(g) and (h):

         "(g) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a
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     certificate of the chief financial officer or chief accounting officer of the Borrower, in reasonable detail and otherwise in form satisfactory to the Bank, showing the computations used by the Borrower in determining compliance for such fiscal quarter with the covenant contained in Section 6.23;

          "(h) as soon as available and in any event within 90 days after the end of the fourth fiscal quarter of each fiscal year of the Borrower, a certificate of the chief financial officer or chief accounting officer of the Borrower, in reasonable detail and otherwise in form satisfactory to the Bank, showing the computations used by the Borrower in determining (i) compliance for such fiscal quarter with the covenant contained in Section
     6.23 and (ii) any adjustment required with respect to any of the certificates delivered by the Borrower to the Bank pursuant to Section 6.1(g) with respect to the first three fiscal quarters of such fiscal year, all based upon the audit of the consolidated operations of the Guarantor for such fiscal year; and."

          (c)  Article 6 of the Credit Agreement is amended by adding a new
Section 6.23, to read as follows:

          "Section 6.23  Interest Coverage Ratio.  The Borrower will not permit
           ------------  -----------------------
     the ratio of (a) Operating Income for any fiscal quarter of the Borrower to
     (b) interest expense of the Borrower for such fiscal quarter to be less than 2.0 to 1.0, as determined by reference to the certificate for such fiscal quarter delivered by the Borrower to the Bank pursuant to Section 6.1(g) or (h)."

     Section 2.  Conditions to Effectiveness.  This Amendment shall become
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effective when the Bank has received all of the following documents, each dated the date of receipt thereof by the Bank (which date shall be the same for all such documents), in form and substance satisfactory to the Bank and in the number of originals requested by the Bank:

          (a)  this Amendment, duly executed by the Borrower;

          (b) a modification to the Deed of Trust for the purpose of making reference therein to this Amendment (the "Deed of Trust Modification"), duly
                                          --------------------------
executed by the Borrower, for recording in the Official Records of San Bernardino, Riverside and Los Angeles Counties;

          (c) an amendment to the Guaranty for the purpose of amending certain covenants thereof, together with a consent to this Amendment (collectively the "Guaranty Amendment"), duly executed by the Guarantor;
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          (d)  copies of previously adopted (i) resolutions of the Board of
Directors of the Borrower and (ii) minutes of the Finance Committee of the Board of Directors of the Guarantor, in each case approving those of this Amendment, the Deed of Trust Modification and the Guaranty Amendment (the "Amendment
                                                                ---------
Documents") to which such Loan Party is or is to be a party, and copies of all
---------
other documents evidencing necessary corporate action or Governmental Action, if any, with respect to such Amendment Documents, certified by the

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Secretary or another authorized officer of such Loan Party to be correct and complete and in full force and effect;

          (e) a certificate of the Secretary or an Assistant Secretary of each Loan Party as to the incumbency, and setting forth a specimen signature, of each of the persons who has signed or will sign any Amendment Document, or any other document delivered hereunder, on behalf of such Loan Party;

          (f) one or more certificates of the appropriate Governmental Persons of the States of Delaware and California, dated a recent date, certifying that
(i) each Loan Party has paid all franchise taxes in Delaware and California to the date of such certificate and (ii) each Loan Party is duly incorporated and in good standing under the laws of Delaware and is in good standing under the laws of California; and

          (g) such other approvals, opinions and documents as the Bank may reasonably request.

     Section 3.  Representations and Warranties of Borrower.  The Borrower
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represents and warrants to the Bank as set forth below.

          (a) The execution, delivery and performance by the Borrower of the Amendment Documents, and of the Credit Documents as amended thereby, to which the Borrower is a party, and the consummation of the transactions contemplated by such Amendment Documents and Credit Documents, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene the Borrower's charter documents or bylaws, (ii) violate any Governmental Rule, (iii) conflict with or result in the breach of, or constitute a default under, any Material Contract, loan agreement, indenture, mortgage, deed of trust or lease, or any other contract or instrument binding on or affecting the Borrower or any of its properties, the conflict, breach or default of which would be reasonably likely to have a materially adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or the ability of the Borrower to perform its obligations under any of the Credit Documents, as amended by the Amendment Documents, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower, other than in favor of the Bank.

          (b) Except for the recording of the Deed of Trust Modification in the Official Records of San Bernardino, Riverside and Los Angeles Counties, no Governmental Action is required for the due execution, delivery or performance by the Borrower of any Amendment Document, or of any Credit Document as amended thereby, to which the Borrower is a party.

          (c) Each of the Amendment Documents, and each of the Credit Documents as amended hereby, to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy,

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insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally.

          (d) Each of the Collateral Documents, as amended by the Amendment Documents, constitutes a valid and perfected first-priority Lien on the Collateral purported to be covered thereby, enforceable against all third parties in all jurisdictions, and secures the payment of all obligations of the Borrower under the Credit Documents, as amended by the Amendment Documents; and the execution, delivery and performance of the Amendment Documents do not adversely affect the Liens of the Collateral Documents.

          (e) The unaudited balance sheet of the Borrower as of June 30, 1999 and the related statements of income, retained earnings and cash flows of the Borrower for the 6-month period then ended, certified by the chief financial officer or chief accounting officer of the Borrower, fairly present the financial condition of the Borrower as of such date and the results of the operations of the Borrower for the 6-month period ended on such date, all in accordance with generally accepted accounting principles applied on a consistent basis. Since June 30, 1999 there has been no materially adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower. The Borrower has no contingent liabilities, except as disclosed in such balance sheet or the notes thereto, that would be reasonably likely to have a materially adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower.

          (f) There is no pending or, to the knowledge of the Borrower, threatened action, suit, investigation, litigation or proceeding affecting the Borrower before any Governmental Person or arbitrator that purports to affect the legality, validity or enforceability of any Amendment Document or of any of the Credit Documents as amended thereby.

          (g) There has been no amendment to the Bylaws of the Borrower since the Closing Date. There has been no amendment to any of the Material Contracts or to the Commission Agreement since the Closing Date. The charter documents (including any amendments and other modifications) of the Borrower delivered to the Bank on or about January 30, 1997 have not been further amended or otherwise further modified. The representations and warranties of the Borrower contained in each Credit Document are correct in all material respects on and as of the date of this Amendment, before and after giving effect to the Amendment Documents, as though made on and as of such date. No event has occurred and is continuing, or would result from the effectiveness of the Amendment Documents, that constitutes a Default or an Event of Default, except for any Default or Event of Default waived by the Bank pursuant to Section 5 of the Guaranty Amendment.

     Section 4.  Reference to and Effect on Credit Documents.
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          (a) On and after the effective date of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or any other expression of like import referring to the Credit Agreement, and each reference in the other Credit Documents to "the Credit Agreement," "thereunder," "thereof," "therein" or any other

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expression of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

          (b) Except as specifically amended by the Amendment Documents, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents, as amended by the Amendment Documents, and all of the Collateral described therein do and shall continue to secure the payment of all obligations of the Borrower under the Credit Documents, as amended by the Amendment Documents.

          (c) The execution, delivery and effectiveness of the Amendment Documents shall not operate as a waiver of any right, power or remedy of the Bank under any of the Credit Documents or constitute a waiver of any provision of any of the Credit Documents. The Borrower acknowledges and agrees that, as of the date of this Amendment, it has no defenses, offsets or claims against the Bank with respect to the Borrower's obligations to the Bank under the Credit Documents.

     Section 5.  Costs and Expenses.  The Borrower agrees to pay on demand all
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reasonable costs and expenses of the Bank in connection with the preparation, execution and delivery of the Amendment Documents and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of legal counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities hereunder and thereunder.

     Section 6.  Headings.  The section headings used herein have been inserted
     ----------  --------
for convenience of reference only and do not constitute matters to be considered in interpreting this Amendment.

     Section 7.  Execution in Counterparts.  This Amendment may be executed in
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any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

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     Section 8.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND
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CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO
CONTRACTS MADE AND PERFORMED IN THE STATE OF CALIFORNIA.

                              FONTANA WATER RESOURCES, INC.


                              By:  /s/ Richard E. Stoddard
                                 ---------------------------------
                                      Richard E. Stoddard
                                      President

                              UNION BANK OF CALIFORNIA, N.A.


                              By:  /s/ Richard P. DeGrey
                                 ---------------------------------
                                      Richard P. DeGrey, Jr.
                                      Vice President

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